Exhibit 21

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                       FARAH INCORPORATED AND SUBSIDIARIES
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                                                                  JURISDICTION OF                 PERCENT
NAME                                                              INCORPORATION                    OWNED

PARENT:
   Farah Incorporated
SUBSIDIARIES OF FARAH INCORPORATED:
   Farah U.S.A., Inc.                                                    Texas                         100%
   Farah International, Inc.                                             Texas                         100%
   Value Slacks, Inc.                                                    Texas                         100%
   Farah (Far East) Limited                                              Hong Kong                     100%
   Farah Clothing Company, Inc.                                          Delaware                      100%
SUBSIDIARIES OF FARAH U.S.A., INC.:
   Farah Manufacturing Company, Inc.                                     Texas                         100%
   Farah Manufacturing Company of
       New Mexico, Inc.                                                  New Mexico                    100%
   FTX, Inc.                                                             Texas                         100%
   Touche Industrial, S.A. de C.V.                                       Mexico                        100%
SUBSIDIARIES OF FARAH INTERNATIONAL, INC.:
   Farah Manufacturing (U.K.) Limited                                    England                       100%
   Farah (Australia) Pty. Limited                                        Australia                     100%
   Farah Limited (Ireland)                                               Ireland                       100%
   Farah (New Zealand) Limited                                           New Zealand                   100%
   Farah Offshore Sourcing Company                                       Cayman Islands                100%
SUBSIDIARIES OF VALUE SLACKS, INC.:
   Value Clothing Company, Inc.                                          Texas                         100%
   Value Slacks, S.A. de C.V.                                            Mexico                        100%
   Servicios Magnificos, S.A. de C.V.                                    Mexico                        100%
SUBSIDIARIES OF FARAH (FAR EAST) LIMITED:
   Corporacion Farah - Costa Rica, S.A.                                  Costa Rica                    100%
   Farah (Fiji) Limited                                                  Fiji                           50%
   Farah (Exports) Ireland                                               Ireland                       100%
   South Pacific Investments Limited                                     Fiji                           50%
SUBSIDIARY OF FARAH LIMITED (IRELAND):
   Farah Manufacturing Company
       (Ireland) Limited                                                 Ireland                       100%
SUBSIDIARY OF FARAH OFFSHORE SOURCING COMPANY:
   Global Sourcing Services, Inc.                                        Cayman Islands                 50%

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